UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2007

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2007, the Company entered into a private placement note purchase agreement and received proceeds of $400 million. The unsecured notes have a ten year term and an interest rate of 6.18%. The proceeds received were used to pay down the Company's five-year revolving line of credit. The agreement is attached as an exhibit to this filing.

Item 8.01 Other Events.

On October 1, 2007, pursuant to the terms of Company's five-year revolving credit facility, the Company exercised the accordion feature of the agreement and obtained additional commitments in the amount of $200 million from certain lenders under the agreement. The additional commitments increased the total to $1.3 billion committed on the facility.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is being filed with this report.

10.1 Note Purchase Agreement and Series I Senior Notes dated as of October 4, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

October 4, 2007	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note Purchase Agreement and Series I Senior Notes dated as of October 4, 2007